EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated November 22, 2022, with respect to the consolidated financial statements of Spectrum Brands Holdings, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Milwaukee, Wisconsin

August 11, 2023